ASSIGNMENT AND ASSUMPTION OF LEASE

      This Agreement, dated and made effective as of July 1, 2000, by and between Metropolitan Collection Bureau, Inc., a Massachusetts corporation, having its principal place of business and post office address at 1352 Beacon St., Brookline, MA 02446 (hereinafter referred to as the "Assignor") and Andre Danesh, an individual residing at 188 Mason Terrace, Brookline, MA 02446 with offices located at 1330 Beacon St., Brookline, MA 02446 (hereinafter referred to as the "Assignee").

      For good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. The Assignor hereby assigns, transfers, and conveys to the Assignee (without representation, or warranty by or recourse against the Assignor) all of the Assignor's right, title and interest as lessee in, to and under the lease (hereinafter referred to as the "Lease") between the Assignor and Pierce Building Associates pertaining to Suites 266, 267 and 268 at 1330 Beacon St., Brookline Massachusetts (hereinafter referred to as the "Premises") a true copy of which is annexed hereto as Exhibit A, subject to and with the benefit of the subleases (hereinafter collectively referred to as the "Subleases") made by Assignor and William W. Feuer pertaining to Suite 266 and with Affiliated Healthcare Management pertaining to Suite 267, true copies of which are annexed hereto as Exhibits B and C, respectively, together with all rents, issues, profits, revenues and benefits of or from the Subleases (hereinafter referred to as "Rents") to the extent such Rents accrue on or after the effective date of this Assignment.

      2. Assignee hereby, as of the effective date, (i) accepts the assignment from Assignor of the Lease and Subleases, and assumes all of the obligations of Assignor thereunder and (ii) agrees to indemnify and hold Assignor harmless from and against any and all manner of suits, claims, actions, damages, charges, liabilities, losses, costs or expenses without limitation, attorneys' fees and disbursements, which Assignor may sustain or which may arise by reason of Assignee's failure to observe, perform or comply with any of its obligations hereunder and the obligations of lessee under the Lease and the obligations of sublessor under the Subleases or otherwise relating to the leasehold of the Premises accruing or arising from and after the effective date hereof.

      3. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      4. This Agreement may be executed in multiple and separate counterparts, which shall be deemed one and the same instrument.

Witness our bands and seals as of the day and year first above written.

                         Assignor

                         Metropolitan Collection Bureau, Inc.

                             /s/ Thelma A. Lee, President
                             ---------------------------------------------
                         By: Thelma A. Lee, President


                         Assignee:

                             /s/ Andre Danesh
                             ---------------------------------------------
                             Andre Danesh

The undersigned hereby consents to the within assignment.

                                           Pierce Building Associates
                                  By: RDC Development Corporation
                                              its General Partner


                         Signature  /s/ Richard D. Cohen
                                    --------------------------------------
                                    By: Richard D. Cohen, President

                         STANDARD FORM COMMERCIAL LEASE

      THIS INSTRUMENT IS A LEASE, dated as of 6/7, 1999, in which the LESSOR and LESSEE are the parties hereinafter named, and which relates to space in the building (the "Building") located as 1330 Beacon Street, Brookline, Massachusetts. The parties to this instrument hereby agree with each other as follows:

1.    BASIC LEASE       The following set forth basic data and, where
      PROVISIONS:       appropriate, constitute definitions of the terms
                        hereinafter listed.

                        A.    BASIC DATA

                              LESSOR: Pierce Building Associates, a
                        Massachusetts limited partnership

                              LESSOR'S Address: c/o Capital Properties
                        Management, Inc., 31 Saint James Avenue, Boston,
                        MA 02116

                              LESSEE: Metropolitan Collection Bureau, Inc. a
                        Massachusetts corporation

                              LESSEE'S Original Address: 1330 Beacon Street,
                        Suite 266/267/268, Brookline, MA 02446

                              LESSEE'S Notice Address (Section 20): The Premises

                              Basic Rent: Year 1 $50,799/year  $21/psf
                                          Year 2 $53,2l8/year  $22/psf
                                          Year 3 $55,637/year  $23/psf
                                          Year 4 $58,056/year  $24/psf
                                          Year 5 $60,475/year  $25/psf

                                          As the same may be adjusted and/or
                                          abated.

                              Premises Rentable Area: Agreed to be 2,419 square
                        feet located on the second floor of the Building.

                              Permitted Uses: General business office use.

                              Escalation Factor: 3.27%, as computed in
                        accordance with the Escalation Factor Computation.

                              Initial Term: Five years commencing on the
                        Commencement Date and expiring at the close of the day immediately preceding the fifth anniversary of the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary shall fall.

                              Security Deposit: None.

                        2,419 SQUARE FEET OF RENTABLE AREA ON THE SECOND FLOOR OF THE BUILDING AND SUBSTANTIALLY KNOWN AS SUITE 266 / 267 / 268 on the plan attached hereto as "Exhibit A" (the "Premises") together with the right to use in common, with others entitled thereto, the hallways. stairways, and elevators, necessary for access to said Premises, and lavatories nearest thereto.

3.    TERM              The term of this lease shall be for five years
                        commencing on June 1, 1999 and ending an May 31, 2004.

4.    BASIC             The LESSEE shall pay to the LESSOR rent at the rate
      RENT              described in Section 1 of this Lease, payable in advance
                        on the first day of each month commencing without deduction or set off in sixty monthly installments.

5.    SECURITY          Upon the execution of this lease, the LESSEE shall pay
      DEPOSIT           to the LESSOR security deposit in the amount of $0.00.
                        The Security Deposit may be in cash or Letter of credit.
                        If cash, the Security Deposit shall be maintained in said amount and held without interest. If a Letter of Credit, such Letter of Credit shall be self renewing for the entire Term of the Lease (as the same may be extended). If, for any reason, the Letter of Credit shall expire or be terminated for any reason, such Letter of Credit shall be renewed or replaced thirty days prior to such expiration or termination. Or, at any time during that thirty day period, LESSOR may draw the entire amount and such amount shall be returned to LESSEE only after a replacement Letter of Credit has been delivered to LESSOR. The Security Deposit shall be held as security for LESSEE'S performance as herein provided and refunded to LESSEE at the end of this lease subject to LESSEE'S satisfactory compliance with the conditions thereof

6.    ADDITIONAL        A. TAX. If, in any tax year, the real estate taxes on
      RENT              the land and buildings, of which the Premises are a
                        part, are in excess of the amount of the Base Taxes, as finally abated (hereinafter called the "Base Year"), LESSEE will pay to LESSOR, as additional rent hereunder, when and as designated by notice in writing by LESSOR, the amount of the excess multiplied by the Escalation
                        Factor. If the LESSOR obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE.

                        B. OPERATING. If, in any calendar year, the Operating Expenses for the Property of which the Premises are a part, are in excess of the amount of the Base Operating Expenses, LESSEE will pay to LESSOR, as additional rent hereunder, when and as designated by notice in writing by LESSOR, the amount of the excess multiplied by the Escalation Factor. Operating expenses are defined for the purposes of this agreement as: The aggregate costs or expenses reasonably incurred by LESSOR with respect to the operation, administration, cleaning, repair, maintenance and management of the premises including, without limitation, those items enumerated in "Exhibit C" attached hereto. Any such accounting by LESSOR shall be binding and conclusive upon LESSEE unless within thirty (30) days after that giving by LESSOR of such accounting, LESSEE shall notify LESSOR that LESSEE disputes the correctness of such accounting, specifying the particular respects in which the accounting is claimed to be incorrect.

                        C. PAYMENT. At LESSOR'S option, payment of Additional Rent shall be on a monthly basis based on LESSOR'S good faith estimate of the Tax for the following year.

                        D. AUDIT. In the event LESSEE elects to audit LESSOR'S statement of Operating Expenses or statement of Taxes in accordance with this clause, such audit must be (I) conducted by an independent nationally recognized accounting firm that is not being compensated by LESSEE on a contingency fee basis, and (ii) completed within sixty (60) days following LESSEE'S notice disputing the correctness of the statement of Operating Expenses. Furthermore, all of the information obtained through the LESSEE'S audit with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to the LESSOR and/or the Property as well as any compromise, settlement, or adjustment reached between LESSOR and LESSEE relative to the results of the audit shall be held in strict confidence by LESSEE and its officers, agents, and employees; and LESSEE shall cause its auditor and any of its officers, agents, and employees to be similarly bound. As a condition precedent to LESSEE'S exercise of its right to audit, LESSEE must deliver to LESSOR a signed confidentiality agreement from the auditor (in form acceptable to LESSOR) reached between LESSOR and LESSEE shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of LESSOR. LESSEE understands and agrees that this provision is of material importance to the LESSOR and that any violation of the terms of this provision shall result in immediate and irreparable harm to the LESSOR. LESSOR shall have all rights allowed by law or equity if LESSEE, its officers, agents, or employees and/or the auditor violate the terms of this provision, including, without limitation, the right to terminate LESSEE'S right to audit.

7.     UTILITIES        The LESSEE shall pay, as they become due, all bills for
                        electricity and other utilities that are furnished to the Premises and presently separately metered. The
                        LESSOR agrees to provide all other utility service and to furnish reasonably hot and cold water and reasonable heat and air conditioning to the Premises, the hallways, stairways, elevators, and lavatories during normal building business hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning services as is customary in similar buildings in Boston, Massachusetts, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to inability to obtain fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR'S control.

                        LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE'S sole obligation, provided that such installation shall be subject to the written consent of the LESSOR.

8.    USE OF            The LESSEE agrees to use the Premises in a manner
      LEASED            consistent with the nature of the building and
      PREMISES          consistent with the other LESSEES in the building. The
                        LESSEE shall use the Premises only for the purpose of listed in Section 1 of this Lease,

9.    COMPLIANCE        The LESSEE acknowledges that no trade or occupation
      WITH LAWS         shall be conducted in the Premises or use made thereof
                        which will be unlawful, improper, noisy or offensive, or contrary to any Law or any municipal by-law or ordinance in force in the city or town in which the Premises are situated. LESSEE agrees to comply with all such laws.
                        LESSOR makes no representation that uses contemplated by the LESSEE are permitted by law.

10.   FIRE              The LESSEE shall not permit any use of the Premises
      INSURANCE         which will make voidable any insurance on the property
                        of which the Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New
                        England Fire Insurance Rating Association, or any similar body, succeeding to its powers. Nor shall

                        LESSEE cause or permit the storage, use, generation, release or disposition of any hazardous materials in, on or about the property by LESSEE, its agents, employees or contractors. LESSEE will not permit the Premises to be used or operated in a manner that may cause the Premises or the Property to be contaminated by any hazardous materials in violation of any hazardous materials laws. LESSEE will immediately advise LESSOR in writing of (1) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any hazardous materials laws relating to any hazardous materials affecting the Premises; and (2) all claims made or threatened by any third party against LESSEE, LESSOR, the Premises or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any hazardous materials on or about the Premises. Without LESSOR'S prior written consent, LESSEE will not take any remedial action or enter into any agreement or settlements in response to the presence of any hazardous materials in, on, or about the Premises,

                        LESSEE will be solely responsible for and will defend, indemnify and hold LESSOR, its agents, and employees harmless from and against all claims, costs, expenses, damages, and liabilities, including employees harmless from and against all claims, costs expenses, damages and liabilities, including attorneys' fees and costs, arising out of or in connection with LESSEE'S breach of its obligations in this Section 10. LESSEE will be solely responsible for and will defend, indemnify, and hold LESSOR, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, cleanup and restoration work and materials necessary to return the Premises and any other property of whatever nature located on the Property to their condition existing prior to the appearance of LESSEE'S hazardous materials on the Premises. LESSEE'S obligations under this Section 10 will survive the expiration or other termination of this Lease.

                        The LESSEE shall not use the Premises in any way which will cause an extra insurance premium. However, in the event that LESSEE does so, the LESSEE shall, on demand, reimburse the LESSOR, and all other lessees, all extra insurance premiums caused by the LESSEE'S use of the Premises.

11.    MAINTENANCE      The LESSEE agrees to maintain the Premises, in good
       OBLIGATIONS      condition, damage by fire and other casualty only
                        excepted, and whenever necessary, to replace plate glass and other glass therein.

                        A. LESSEE'S OBLIGATIONS. The Premises are now in good order and the glass whole. The LESSEE shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the Premises. The LESSEE shall keep and maintain the Premises in good order and repair at its own expense. The LESSOR shall at LESSEE'S expense and upon LESSEE'S request, furnish and install all replacement lamps, lighting tubes, bulbs and ballast's which may be required in the Premises during the term hereof.

                        B. LESSOR'S OBLIGATIONS. The LESSOR agrees to maintain the structure of the building of which the Premises are a part in the same condition as it is at the commencement of the Term or as it may be put in during the Term of this Lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible.

                        LESSOR shall never be liable for any failure to make repairs unless LESSEE has given notice to LESSOR of the need to make such repairs and LESSOR has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

12.   ADDITIONS &       The LESSEE shall not make structural alterations or
      ALTERATIONS       additions to the Premises or the building's systems, but
                        may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE'S expense and shall be in quality at least equal to the present construction.
                        LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR.
                        If such lien is not discharged within ten (10) days after such filing of such lien, LESSEE shall furnish
                        LESSOR, within such ten (10) day period, security satisfactory to LESSOR in the amount of 150% of the claim plus estimated costs to discharge the lien. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

13.   ASSIGNMENT        The LESSEE shall not assign or sublet the whole or any
      & SUBLEASING      part of the Premises without LESSOR'S prior written
                        consent, such consent shall not be unreasonably withheld. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. If SUBLESSEE or ASSIGNEE is paying rent at an amount greater than in this agreement, the amount over shall be due to LESSOR. No assignment or sublease shall release LESSEE from, and LESSEE shall remain fully liable for, performance of LESSEE'S obligations under the lease. LESSEE shall not sublease or assign to a current or prospective tenant of the Building.
                        Prospective tenants are those tenants who have been introduced to the Property within thirty (30) days of the sublease or assignment proposal or any tenant in negotiation with LESSOR. LESSEE shall not sublease below
                        Fair Market Value, without LESSOR'S prior written consent. LESSEE shall not sublease or assign to any tenant whereby the sublessee or assignees use violates the exclusive use or is the same as the predominant use of any tenant at the Property. LESSOR may also elect to recapture the proposed sublease or assign premises.

14.   SUBORDINATION     This Lease shall be subject and subordinate to any and
                        all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the Premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. In the event that LESSEE fails or refuses to execute same, LESSOR may do so as LESSEE'S Attorney-in-Fact.

15.   LESSOR'S          The LESSOR or agents of the LESSOR may, at reasonable
      ACCESS            times and with reasonable notice, enter to inspect the
                        Premises; exhibit the Premises to prospective purchasers, lenders or tenants; determine LESSEE'S compliance with the Lease; remove placards and signs not approved and affixed as herein provided, and make repairs and alterations to the Premises and Property as LESSOR should elect to do.

16.   INDEMNIFICATION   LESSEE shall save LESSOR harmless, and shall exonerate
      AND LIABILITY     and indemnify LESSOR, from and against any and all
                        claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority:

                        (i) on account of or based upon any injury to person, or loss of or damage to property sustained or occurring or emanating from the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person except LESSOR;

                        (ii) on account of or based upon any injury to person, or loss of or damage to property, sustained on or occurring elsewhere (other than on the Premises) in or about the Property (and, in particular, without limitation, the elevators, stairways, public corridors, sidewalks, parking areas, concourses, arcades, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Property or the Premises) arising out of the use or occupancy of the Property or Premises by the LESSEE or by any person claiming by, through or under LESSEE, except where such injury, loss or damage was caused by the negligence, fault or misconduct of LESSOR;

                              and in addition to and not in limitation of either of the foregoing subdivisions (i) and (ii);

                        (iii) on account of or based upon (including moneys due
                              on account of) any work or thing whatsoever done (other than by LESSOR or its contractors, or agents or employees or either) on the Leased Premises; and, in respect of any of the foregoing, from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon; and in case any action or proceeding be brought against LESSOR by reason of any such claim. LESSEE upon notice from LESSOR shall at LESSEE'S expense resist or defend such action or proceeding and employ counsel therefore reasonably satisfactory to LESSOR, it being agreed that such counsel as may act for insurance underwriters of LESSEE engaged in such defense shall be deemed satisfactory.

17.   LESSEE'S          The LESSEE shall maintain with respect to the Premises
      LIABILITY         and the Property of which the Premises are a part
      INSURANCE         commercial general liability insurance in the amount of
                        $1,000,000 with property damage insurance in limits of $100,000 and Workers Compensation insurance insuring against and satisfying LESSEE'S obligations and liabilities under the Workers Compensation Laws of Massachusetts, in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided.

                        LESSEE agrees to increase limits as LESSOR'S mortgagee reasonably requires. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the Term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

18.   FIRE, CASUALTY,   Should a substantial portion of the Premises, or of the
      EMINENT DOMAIN    property of which they are a part, be substantially
                        damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

                        (a) The LESSOR fails to give written notice within thirty (30) days of the event of its intention to restore Premises, or

                        (b) The LESSOR fails to restore the Premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking, as such date may be extended ninety (90) days if LESSOR is diligently working to restore the Premises and extended an additional ninety (90) days for force majeure. LESSOR reserves, and the LESSEE grants the LESSOR, all rights which the LESSEE may have for damages or injury to the Premises for any taking by eminent domain, except for damage to the LESSEE'S fixtures, property, or equipment.

19.   DEFAULT           A)    In the event that:
      AND
      BANKRUPTCY        (i)   The LESSEE shall default in the payment of any
                              installment of rent or other sum herein specified and such default shall continue for five (5) days after written notice thereof; or

                        (ii) The LESSEE shall default in the observance or performance of any other of the LESSEE'S covenants, agreements, or obligations hereunder and such default shall not be corrected within fifteen (15) days after written notice thereof; or

                        (iii) The LESSEE or any guarantor of LESSEE'S
                              obligations under the lease, files or is filed against in any bankruptcy, insolvency or reorganization petition; or

                        (iv) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE'S property for the benefit of creditors, or

                        (v) Any attachment is made of the leasehold interest outlined in this lease; or

                        (vi) The LESSEE fails to take possession of Premises within three (3) days of the Commencement Date or shall abandon the Premises; or

                        (vii) LESSEE violates the terms of Section 13
                              "Assignment & Subleasing"; or

                        (viii) A receiver is appointed to conduct LESSEE'S
                              business (whether or not LESSOR has re-entered the premises) then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Premises, to terminate this lease, and remove the LESSEE'S effects without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and additional rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof; in the observance or performance of any conditions or covenants on LESSEE'S part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of 18 per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent. Any sums not paid when due shall bear interest at 18 per cent per annum until paid. LESSEE shall pay an administrative fee if a check does not clear.

                        B) LESSOR'S REMEDIES. If any one or more events of default set forth above occurs, LESSOR may, at its election:

                        (i) Give LESSEE written notice of LESSOR'S intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case LESSEE'S right to possession of the Premises will cease and this Lease will be terminated, except as to LESSEE'S liability, as if the expiration of the term fixed in such notice were the end of the Term;

                        (ii) Without further demand or notice, and without terminating this Lease, reenter and take possession of the Premises or any part of the Premises, repossess the same, expel LESSEE and those claiming through or under LESSEE and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any matter of trespass, and without prejudice to any remedies for arrears of Monthly Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

                        (iii) Without further demand or notice to cure any event
                              of default and charge LESSEE for the cost of effecting such cure, including without limitation reasonable attorneys' fees and interest on the amount of 18 percent per annum, provided that LESSOR will have no obligation to cure any such event of default of LESSEE.

                        If LESSOR elects to reenter as provided in subsection
                        (ii) or if LESSOR takes possession pursuant to legal proceedings or pursuant to any notice provided by law, LESSOR may, from time to time, without terminating this Lease, relet the

                        Premises or any part of the Premises in LESSOR'S or LESSEE'S name, but for the account of LESSEE, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as LESSOR, an its reasonable discretion, may determine, and LESSOR may collect and receive the rents from such reletting. LESSOR will in no way be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by LESSOR will be construed as an election on LESSOR'S part to terminate this Lease unless a written notice of such intention is given to LESSEE. No written notice from LESSOR under this Section or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by LESSOR to terminate this Lease unless such notice specifically so states. LESSOR reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving LESSEE such written notice, in which event this Lease will terminate as specified in such notice.

20.   NOTICE            Any Notice from the LESSOR to the LESSEE relating to the
                        Premises or to the occupancy thereof, shall be in writing and be deemed duly served, if mailed to the Notice Address in Section 1 of this Lease, registered to certified mail, return receipt requested, postage prepaid or by overnight carrier, addressed to the LESSEE. Any Notice from the LESSEE to the LESSOR relating to the Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid or by overnight carrier, addressed to the LESSOR at the address in Section 1 of this Lease or such other address as the LESSOR may from time to time advise in writing. All rent notices shall be paid and sent to the LESSOR at its notice address or such other address as may be designated by LESSOR.

21.   SURRENDER         The LESSEE shall at the expiration or other termination
                        of this Lease remove all LESSEE'S goods and effects from the Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Premises). LESSEE shall deliver to the LESSOR the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in good condition, damage by fire or other casualty only excepted. In the event of the LESSEE'S failure to remove any of LESSEE'S property from the Premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE'S expense, or to retain same under LESSOR'S control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property. The LESSEE shall restore all damage to the Premises which may have occurred during the use of Premises or while vacating the Premises. Any items which the LESSEE installs, which replace items on the Premises when LESSEE took occupancy are deemed to be LESSOR'S property.

22.   BROKERAGE         LESSEE warrants and represents that LESSEE has dealt
                        with no broker other than the broker listed in Section 1 of this lease in connection with the consummation of this Lease and, in the event of any brokerage claims against LESSOR predicated upon prior dealings with LESSEE, LESSEE agrees to defend the same and indemnify
                        LESSOR against any such claim.

23.   LESSOR'S          The LESSOR is not personally liable under this Lease.
      LIABILITY         (a) LESSEE specifically agrees to look solely to the
                        LESSOR'S then equity in the property of which the Premises are a part for recovery of any judgment from LESSOR it being specifically agreed that LESSOR
                        (original or successor) shall never be personally liable for any such judgment or for the payment of any monetary obligation to LESSEE. The provisions contained in the foregoing sentence are not intended to, and shall not, limit any right the LESSEE might otherwise have to obtain injunctive relief against LESSOR or to take any action not involving the liability of LESSOR to respond in monetary damages from LESSOR'S assets other than from such property.

24.   WAIVER            Failure on the part of the LESSOR or LESSEE to complain
                        of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by LESSOR or LESSEE, respectively, of its rights hereunder. Further, no waiver at any time of the provisions hereof, by LESSOR or LESSEE shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of LESSOR or LESSEE to, or of any action by the other requiring such consent or approval, shall not be construed to waive or render unnecessary LESSOR'S or LESSEE'S consent or approval to or of any subsequent similar act by the other.

25. STATUS              Recognizing that both parties may find it necessary to
    REPORT              establish to third parties, from time to time, the then
                        current status of performance hereunder, either party will, within ten (10) days after receipt of a request therefore, furnish a statement of the status of any matter pertaining to this Lease, including without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of the Lease.

26.   CONDITION         Except as otherwise provided in this Section, the
      AND AREA          Premises are being delivered strictly in their condition
                        "as is" and LESSEE acknowledges that it has inspected the same and found them satisfactory.

27.   LESSOR'S          LESSOR warrants and represents that it is the owner of
      WARRANTY          record of the Premises and that it has authority to
                        grant the leasehold interest conveyed hereby.

28.   SEVERABILITY      If any term or provision of this Lease, or the
                        application thereof to any person or circumstance shall, to the extent the same shall be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

29.   RECORDING         LESSEE agrees not to record this Lease, but, if the Term
                        of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in recordable form and complying with applicable law and reasonably satisfactory to LESSOR'S attorneys.
                        Such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

30.   HOLDING           Any Holding Over by LESSEE after the expiration of the
      OVER              Term of this Lease shall be treated as a tenancy at
                        sufferance at a rate equal to two times the Basic Rent then in effect plus Additional Rent and other charges herein provided. LESSEE shall also pay to LESSOR all damages, direct and/or indirect, sustained by reason of any such holding over. Otherwise, such Holding Over shall be on the terms and conditions set forth in this Lease as far as applicable.

31.   GOVERNING         This Lease shall be governed exclusively by the
      LAW               provisions hereof and by the laws of the Commonwealth of
                        Massachusetts, as the same may from time to time exist.
                        No amendment, alteration, modification of, or addition to the Lease will be valid or binding unless expressed in writing and signed by LESSOR and LESSEE. LESSEE agrees to make any modifications of the terms and provisions of this Lease required and requested by any leading institution providing financing for the Building, or Project, as the case may be, provided that no such modifications will materially adversely affect
                        LESSEE'S rights and obligations under this Lease.

32.   RELOCATION        If LESSOR so requests, LESSEE shall vacate the Premises
                        and relinquish its right with respect to the same provided that LESSOR shall provide to LESSEE substitute space in the Building, such space to be reasonably comparable in size, layout, finish and utility to the Premises, and further provided that LESSOR shall, at its sole cost and expense, move LESSEE and its Removable
                        Property from the Premises to such new space in such manner as will minimize, to the greatest extent practicable undue interference with the business or operations of LESSEE. Any such substitute space shall, from and after such relocation, be treated as the Premises demised under this Lease, and shall be occupied by LESSEE under the same terms, provisions and conditions as set forth in this Lease. LESSOR shall also pay all costs incurred by LESSEE on account of such relocation including, without limitation, telephone installation expense and computer wiring and installation expense. LESSOR will, prior to the effective date of such relocation, at its sole expense, perform all leasehold improvements needed at the substitute space to cause the same to be comparable to the Premises, exclusive of reasonable wear and tear.

33.   ENTIRE            This Lease and the Exhibits made a part hereof contain
      AGREEMENT         the entire and only agreement between the parties and
                        any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. LESSEE acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the LESSEE in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

34.   RULES &           LESSEE, its employees, agents, licensees, and visitors
      REGULATIONS       will at all times, observe faithfully, and comply
                        strictly with, the Rules and Regulations set forth in Exhibit E. LESSOR may from time to time reasonably amend, delete, or modify existing Rules and Regulations, or adopt reasonable new Rules and Regulations for the use, safety, cleanliness, and care of the Premises and the Property, and the comfort, quiet, and convenience of occupants of the Property. Modifications or additions to the Rules and Regulations will be effective upon thirty
                        (30) days' prior written notice to LESSEE from LESSOR.
                        In the event of any breach of any Rules or Regulations or any amendments or additions to such Rules and Regulations, LESSOR will have all remedies that this Lease provides for default by LESSOR, and will in addition have any remedies available at law or in equity, including the right to enjoin any breach of such Rules and Regulations. LESSOR will not be liable to LESSEE for violation of such Rules and Regulations by any other tenant, its employees, agents, visitors, or licensees or any other person. In the event of any conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease will govern.

35.   PARKING           Exhibit B attached hereto and made a part hereof shows
                        the area designated as Tenant Parking. So long as LESSEE is current in the payment and performance of its lease obligations, LESSOR hereby agrees that LESSEE may, at its own wish, utilize said area designated as Tenant
                        Parking for the parking of no more than two (2) automobiles for the term of this lease. LESSER will be notified by LESSOR as to the exact location of each "Parking Space" within the Tenant Parking area which LESSEE may use. LESSEE may, with thirty days notice to LESSOR, relinquish its right to park in (and the expiration of said time period shall cease to park in and have no further right to park in) said Parking
                        Space.

                        Exhibit B attached hereto and made a part hereof details the rules and regulations "Rules" pertaining to the Tenant Parking area.

                        Rent to be paid for the term of this lease by LESSEE is one hundred ($100.00) dollars per month, for the first parking space and no charge for the second parking space payable in the same manner as Base Rent and shall be deemed additional rent.

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this 7th day of June, 1999.

LESSEE: Metropolitan Collection          LESSOR: Pierce Building Associates
        Bureau, Inc.                        BY: RDC Development Corporation -
                                                its General Partner
                                            BY: Richard D. Cohen - its President


BY: /s/ Charles J. Lee, President
    --------------------------------
    Charles J. Lee, President

                                         /s/ [ILLEGIBLE]
------------------------------------     -----------------------------------
Hereunto Duly Authorized


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